EXHIBIT 10.2

Confidential: Use or disclosure of this document is subject to the restriction of the Confidentiality Statement

AMENDMENT 004
AVAILABILITY/OUTAGE GOALS FOR 2002
TO
iDEN INFRASTRUCTURE [*] SUPPLY AGREEMENT
BETWEEN
MOTOROLA INC.
AND
NEXTEL COMMUNICATIONS INC.

This Amendment is between Motorola, Inc., a Delaware corporation (“Motorola”), and Nextel Communications, Inc. (“Customer”) and amends the iDEN Infrastructure [*] Supply Agreement dated as of April 13, 1999, as previously amended (“[*] Supply Agreement”).

WHEREAS, the parties have mutually agreed to enter into this amendment to the [*] Supply Agreement in order to encourage efforts to enhance the reputation of iDEN in the United States market place by establishing improvement plans for Customer operations and Motorola support of Customer’s iDEN systems in the United States; and

WHEREAS, the parties previously set system availability and outage goals and penalties for 1999, 2000, and 2001 and they now want to set new goals and penalties for 2002; and

WHEREAS, this Amendment shall (i) set joint Customer/Motorola 2002 system availability goals (“Overall System Uptime”) and penalties if they are not reached and 2002 system outage (“System Outages”) penalties by Motorola and (ii) supersede the availability and outage goals and penalties set for 1999, 2000, and 2001; and

WHEREAS, the parties agree to jointly develop plans and procedures capable of meeting the Overall System Uptime goals and dramatically reducing System Outages; and

NOW THEREFORE, in consideration of their mutual promises the parties agree as follows.

I.     OVERALL SYSTEM AVAILABILITY

A.	System availability will be measured on a 24-hour basis as reported in the customer Uptime Report. The system availability measurement for penalty purposes shall only be based on the period between the hours of 5:00 AM and 11:00 PM. On a monthly basis Customer will identify those outages on the Uptime Report Customer feels are Motorola’s obligations, provide the Uptime Report to Motorola, and Motorola and Nextel will mutually agree to those outages for which Motorola is responsible.

Motorola/Nextel		Amendment 004 to iDEN
2/18/02	1	[*] Supply Agreement

[*] Confidential portion omitted and filed separately with the commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use or disclosure of this document is subject to the restriction of the Confidentiality Statement

B.	Motorola and Customer jointly agree the monthly goals for Overall System Uptime between the hours of 5:00 AM and 11:00 PM for 2002 and shall be based solely on [*] The goals shall be:

1.	[*]
2.	[*]
3.	[*]
4.	[*]
5.	[*]
6.	[*]
7.	[*]
8.	[*]
9.	[*]
10.	[*]
11.	[*]
12.	[*]

C.	[*]

D.	[*]

1.	[*]

2.	[*]

3.	[*]

4.	[*]

Motorola/Nextel		Amendment 004 to iDEN
2/18/02	2	[*] Supply Agreement

[*] Confidential portion omitted and filed separately with the commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use or disclosure of this document is subject to the restriction of the Confidentiality Statement

II.     SYSTEM OUTAGE

A.	System Outage Penalty

1.	Motorola will pay Customer on a per hour basis for each system outage as defined below [*]

a)	[*]
b)	[*]
c)	[*]
d)	[*]
e)	[*]
f)	[*]

2.	[*]

3.	[*]

4.	The above penalties will be assessed upon notification to Motorola CNRC by Nextel of an event and continue until such event has been corrected and the element is deemed to be in service and fully functional, less any time required to collect failure logs. [*]

5.	[*]

B.	System Outage Exclusions

1.	[*]
2.	[*]
3.	[*]
4.	[*]
5.	[*]
6.	[*]
7.	[*]
8.	[*]
9.	[*]

Motorola/Nextel		Amendment 004 to iDEN
2/18/02	3	[*] Supply Agreement

[*] Confidential portion omitted and filed separately with the commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use or disclosure of this document is subject to the restriction of the Confidentiality Statement

10.	[*]

11.	[*]

12.	[*]

III. GENERAL

A.	[*]

B.	[*]

1.	[*]
2.	[*]

C.	[*]

1.	[*]

D.	Infrastructure Notice of Claim

1.	Customer must make notice of claim in writing to Motorola monthly (by the 7th day of the following month). Such claim must be signed by the Nextel Director of NTS or his/her designee. The Motorola Vice President of Sales and Operations for Nextel or his/her designee shall endorse the claim to indicate Motorola’s acceptance.
2.	Nextel and Motorola will use a predefined, agreed upon, written process for calculating monthly outages and penalties.
3.	Motorola agrees to distribute all direct cause outage reports to the Chief Operating Officer, Chief Technology Officer, Executive Vice President of Engineering and Operations, and the Vice President and Director of Operations at Customer.

E.	Other Provisions

1.	The parties recognize that to insure minimum restoration time, it may be necessary to forego collection of valuable trace data that would allow for root cause analysis. If customer desires to extend outage duration to collect trace data, Motorola liability terminates upon such notice.

Motorola/Nextel		Amendment 004 to iDEN
2/18/02	4	[*] Supply Agreement

[*] Confidential portion omitted and filed separately with the commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use or disclosure of this document is subject to the restriction of the Confidentiality Statement

2.	The compensation provisions in this Amendment are effective upon execution of this Amendment, but are made retroactive to January 1, 2002. These penalty provisions shall be in effect through December 31, 2002.

F.	Extension of Penalty Provisions
The parties agree to negotiate in good faith on modification or extension of these provisions beyond End of the Year 2002 based on perceived benefit of these provisions and changes in system performance. A formal review of the penalty program will be conducted at the end of Q4 2002.

G.	Dispute Resolution
Disputes and Dispute Resolution with regards to this Penalty/Incentive program will be resolved as outlined in paragraph 30.0 of the [*] Infrastructure Supply Agreement.

The iDEN Infrastructure [*] Supply Agreement shall remain in full force and effect except as expressly amended hereby.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties set forth below.

Motorola, Inc.	Nextel Communications, Inc.

By: /s/Charles Wright (Authorized Signatory)	By: /s/ Mark C. Beecy (Authorized Signatory)

Name: Charles F. Wright	Name: Mark C. Beecy

Title: Sr. V.P. & GM GTSS-NA	Title: V.P. Supply Chain Management

Date: 3/22/02	Date: 3/15/02

Motorola/Nextel		Amendment 004 to iDEN
2/18/02	5	[*] Supply Agreement

[*] Confidential portion omitted and filed separately with the commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.